UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2015

MILLER ENERGY RESOURCES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

001-34732		62-1028629
(Commission File Number)		(I.R.S. Employer Identification No.)

9721 Cogdill Road, Suite 302, Knoxville, TN 37932
(Address of Principal Executive Offices)
(865) 223-6575
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On March 11, 2015, the Company entered into a Waiver and Fourth Amendment to Credit Agreement and Second Amendment to Guarantee and Collateral Agreement (the "First Lien Amendment") to our Credit Agreement, dated as of June 2, 2014, (the “First Lien Credit Facility”) among our Company, as borrower, KeyBank National Association, as administrative agent (the “First Lien Administrative Agent”), and the lenders party thereto (the “First Lien Lenders”). The First Lien Amendment, among other things, (i) allows us 60 days from the date of the First Lien Amendment to provide a mortgage to the First Lien Lenders covering the North Fork Pipeline and 30 days from that date to have Savant Alaska, LLC, our wholly owned subsidiary, deliver a mortgage in favor of the First Lien Lenders covering its oil and gas properties, (ii) adds a requirement that we engage a field auditor and complete a review of our accounts payable, (iii) requires that we deliver to the First Lien Administrative Agent an engineering report on or before May 1, 2015 which will serve as the basis of an interim redetermination of the Borrowing Base, which will be permitted in addition to the other redeterminations otherwise permitted under the First Lien Credit Facility, (iv) sets new minimum liquidity requirements, (v) amends APOD A and certain defined terms, (vi) requires that we apply expected tax credit receipts to pay down the outstanding balance of the loans outstanding under the First Lien Credit Facility, (vii) amends restrictions on minimum availability that must be maintained under the First Lien Credit Facility, includes additional restrictions on capital expenditures and adds certain requirements regarding the disposition of the proceeds of certain tax credit financings and hedges, (viii) permits us to issue an additional $50,000,000 in preferred stock, measured in terms of the stated liquidation preference of that stock (to a total of $100,000,000 in stated liquidation preference) and requires that we raise at least $10,000,000 of net cash proceeds from the issuance of preferred equity interests on or before April 30, 2015, (ix) amends the borrowing base to $45,000,000 for the period beginning on the date of the First Lien Amendment until the next redetermination date, (x) amends and updates a list of pledged equity interests attached as Schedule 2 to the associated Guarantee and Collateral Agreement in favor of the First Lien Lenders, and (xi) provides waivers related to certain events of default resulting from (A) the impairment of our proved reserves, (B) our issuance of preferred equity interests with a stated liquidation preference in excess of $50,000,000, (C) the existence of debt in the form of accounts payable that are greater than 90 days past due, (D) our failure to provide an executed mortgage and related legal opinions on the North Fork Pipeline pursuant to a prior amendment, (E) our payment of dividends on our preferred stock while an event of default existed, and (F) related cross defaults arising under the Second Lien Credit Facility.

The foregoing description is qualified in its entirety by reference to the full text of the First Lien Amendment which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

In addition, on March 11, 2015, the Company entered into a Waiver and Amendment No. 5 to Credit Agreement and Amendment No. 3 to Guarantee and Collateral Agreement (the “Second Lien Amendment") to our Credit Agreement, dated as of February 3, 2014 (the “Second Lien Credit Facility”), among our Company, as borrower, Apollo Investment Corporation, as administrative agent (the “Second Lien Administrative Agent”), and the lenders party thereto (the “Second Lien Lenders”). The March 2015 Second Lien Amendment, among other things, (i) allows us 60 days from the date of the Second Lien Amendment to provide a mortgage to the Second Lien Lenders covering the North Fork Pipeline and 30 days from that date to have Savant Alaska, LLC, our wholly owned subsidiary, deliver a mortgage in favor of the Second Lien Lenders covering its oil and gas properties, (ii) adds a requirement that we engage a field auditor and complete a review of our accounts payable, (iii) requires that we deliver to the Second Lien Administrative Agent an engineering report on or before May 1, 2015, (iv) amends the provision on “additional interest” to require that we pay an additional 1.0% interest in cash plus 2.0% interest in kind on the loans outstanding under the Second Lien Credit Facility (subject to future reductions if certain operational and capital expenditure conditions are met by May 31, 2015), (v) amends APOD A and certain defined terms, (vi) amends restrictions on capital expenditures and adds certain requirements regarding the disposition of the proceeds of certain tax credit financings and hedges, (vii) permits us to issue an additional $50,000,000 in preferred stock, measured in terms of the stated liquidation preference of that stock (to a total of $100,000,000 in stated liquidation preference) and requires that we raise at least $10,000,000 of net cash proceeds from the issuance of preferred equity interests on or before April 30, 2015, (viii) amends and updates a list of pledged equity interests attached as Schedule 2 to the associated Guarantee and Collateral Agreement in favor of the Second Lien Lenders, and (ix) provides waivers related to certain events of default resulting from (A) the impairment of our proved reserves, (B) our issuance of preferred equity interests with a stated liquidation preference in excess of $50,000,000, (C) the existence of debt in the form of accounts payable that are greater than 90 days past due, (D) our failure to provide an executed mortgage and related legal opinions on the North Fork Pipeline pursuant to a prior amendment, (E) our payment of dividends on our preferred stock while an event of default existed, and (F) related cross defaults arising under the First Lien Credit Facility.

The foregoing description is qualified in its entirety by reference to the full text of the Second Lien Amendment which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 2.02    Results of Operations and Financial Condition.

On March 12, 2015, Miller Energy Resources, Inc. issued a press release announcing its financial results for the third quarter ended January 31, 2015. A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 2.02 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02    Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory
Arrangements of Certain Officers

At a meeting of the Company’s Board of Directors (the “Board”) held on March 9, 2015, the Board appointed Mr. David M. Hall as Senior Vice President and Chief Operating Officer of the Company. Mr. Hall had previously served as the Company’s Chief Operating Officer. At the same meeting, the Board also appointed Mr. Jeffrey R. McInturff as Senior Vice President, Chief Accounting Officer and Interim Chief Financial Officer. Mr. McInturff previously served as the Company’s Vice President, Chief Accounting Officer and Interim Chief Financial Officer.

Also on March 9, 2015, our Board voted to extend the expiration of two warrants previously issued to Mr. Hall. The warrants, covering 711,000 shares at an exercise price of $1.00 and 480,000 shares at an exercise price of $2.00, were issued in connection with our acquisition of Cook Inlet Energy, LLC and were set to expire on March 10, 2015. The Board voted to extend the expiration of the warrants until March 30, 2015, due to the fact that Mr. Hall was prevented from exercising these warrants as a result of the planned timing of the Company’s announcement of operational results and his possessing material, non-public information on those matters, in addition to the later commencement of the Company’s regularly scheduled blackout period in connection with the release of its financial results for the third quarter of its fiscal year 2015. The Board determined that these factors restricted Mr. Hall from exercising his warrants and that some accommodation was warranted in this case.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2015, the Board instructed management to take the necessary steps to accomplish a change in the Company’s fiscal year end from April 30 to December 31.  We expect that the Board will elect to amend our Bylaws as part of implementing this change officially subsequent to our current fiscal year end on April 30, 2015.  The Company’s next Annual Report on Form 10-K will be for the fiscal year ending April 30, 2015.  In accordance with certain rules promulgated under the Securities Exchange Act of 1934, as amended, we expect the Company will file a Transition Report on Form 10-K with the Securities and Exchange Commission for the eight-month period ending December 31, 2015.

Item 7.01    Regulation FD Disclosure.

As disclosed in Item 2.02 above, on March 12, 2015, Miller Energy Resources, Inc. issued a press release, which is attached as Exhibit 99.1 hereto, announcing its financial results for the third quarter ended January 31, 2015. A copy of this press release is included as Exhibit 99.1 to this report.

Pursuant to General Instruction B.2 of Form 8-K, the information in this Item 7.01 of Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 2.02 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise be subject to the liabilities of that section, nor is it incorporated by reference into any filing of Miller Energy Resources, Inc. under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1
Waiver and Fourth Amendment to Credit Agreement and Second Amendment to Guarantee and Collateral Agreement among the Company, as borrower, KeyBank National Association, as administrative agent, and the lenders party thereto, dated as of March 11, 2015.

10.2
Waiver and Amendment No. 5 to Credit Agreement and Amendment No. 3 to Guarantee and Collateral Agreement among the Company, as borrower, Apollo Investment Corporation, as administrative agent, and the lenders party thereto, dated as of March 11, 2015.

99.1	Press Release dated March 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLER ENERGY RESOURCES, INC.

Date:	March 12, 2015	By:	/s/ CARL F. GIESLER, JR.
Carl F. Giesler, Jr.
Chief Executive Officer

5